                                                                     EXHIBIT 4.2

                   THE TRANSFER OF THIS WARRANT IS SUBJECT TO
                   RESTRICTIONS CONTAINED HEREIN. THIS WARRANT
                      HAS BEEN ISSUED IN RELIANCE UPON THE
                    REPRESENTATION OF HOLDER THAT IT HAS BEEN
                  ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH
                 A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION
                  THEREOF. NEITHER THIS WARRANT NOR THE SHARES
                   ISSUABLE UPON THE EXERCISE OF THIS WARRANT
                HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
                 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

                             AVANIR PHARMACEUTICALS

                     FORM OF CLASS K STOCK PURCHASE WARRANT


To Subscribe for and Purchase                                      APRIL 1, 1999
Shares of Class A Common Stock of
AVANIR Pharmaceuticals


                              VOID AFTER 5:00 P.M.,
                                  PACIFIC TIME
                                 MARCH 31, 2004


        THIS CLASS K STOCK PURCHASE WARRANT CERTIFIES that, for value received, Redington, Inc., a Connecticut corporation ("Holder"), is entitled to subscribe for and purchase from AVANIR Pharmaceuticals, a California corporation (hereinafter called the "Corporation"), up to Three Hundred Seventy Five Thousand (375,000) shares (subject to adjustment as hereinafter provided) of fully paid and non-assessable Class A Common Stock, no par value per share, of the Corporation ("Common Stock"), at the price per share equal to $1.125 (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time from the date hereof but at or prior to 5:00 p.m. Pacific time on March 31, 2004 (the "Warrant Term"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Class K Stock Purchase Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof are hereinafter collectively called this "Warrant."

        Section 1. Exercise of Warrant.

                (1) Once vested as set forth in Section 2, Holder may exercise the rights represented by this Warrant, in whole or in part (but not as to fractional shares) at any time or from time to time, by Holder's (a) completion of the purchase form attached hereto, (b) surrender of this Warrant (properly endorsed) at the office of the Corporation (as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Corporation), and (c) payment to the Corporation of the Warrant Price in cash (or by certified or official bank check) for each share of Common Stock being purchased.

                (2) Corporation will deliver to Holder, within fifteen (15) calendar days after the date on which the rights represented by this Warrant will have been so exercised, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of Holder; and, unless this Warrant has expired or has been exercised in full, a new warrant representing the number of shares (except a remaining fractional share) of Common Stock, if any, with respect to which this Warrant will not then have been exercised will also be issued to Holder within such time. Upon exercise of this Warrant, Holder will be deemed for all purposes to have become the holder of record of the shares of Common Stock resulting from such exercise on the date on which this Warrant was surrendered and the Corporation received payment of the Warrant Price for such shares, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, Holder will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares will be issued upon exercise of this Warrant and no payment or adjustment will be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would be delivered upon such exercise, then the Corporation, in lieu of delivery of a fractional share thereof, will pay to Holder an amount in cash equal to the proportional amount of the closing sales price of a share of Common Stock as reported in The Wall Street Journal on the date immediately preceding the date of such exercise.

        Section 2. Vesting. The vesting of the Warrant shall be as follows:
(1) 62,500 shares of Common Stock underlying the Warrant shall vest on April 1, 1999 and (2) the balance of the shares of Common Stock underlying the Warrant shall vest in five increments of 62,500 on the condition that the Company's Common Stock attains for ten consecutive trading days the following closing sales prices: $1.75 per share, $2.00 per share, $2.50 per share, $3.00 per share and $3.50 per share (in each case, if before April 1, 2000), respectively, provided, however, that the above-referenced share prices, if not previously satisfied in whole, shall be increased in the event the Company (i) obtains FDA marketing approval of docosanol cream and (ii) has commenced marketing of product within six months of such approval, to $2.00 per share, $2.75 per share, $3.25 per share, $3.75 per share and $5.00 per share, respectively.


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

        Section 3. Stock Splits, Consolidation. In the event that, prior to the issuance of the shares of Common Stock into which this Warrant may be exercised, the outstanding shares of Common Stock will be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation and the number of shares of Common Stock purchasable under this Warrant will, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.

        Section 4. Shares to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as will then be issuable upon the exercise of this Warrant. The Corporation will from time to time in accordance with applicable law increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance will not be sufficient to permit the exercise of this Warrant. The Corporation covenants that all shares of Common Stock that will be so issued will be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market upon which shares of Common Stock may be listed.

        Section 5. Notices of Record Dates. In the event of

                (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

                (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,




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

then and in each such event the Corporation will give notice to Holder specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice will be given at least five (5) days prior to the date therein specified.

        Section 6. No Shareholder Rights or Liabilities. This Warrant will not entitle Holder to any voting rights or other rights as a shareholder of the Corporation. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of Holder, will give rise to any liability of Holder for the Warrant Price or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

        Section 7. Representations of Holder. Holder hereby represents and acknowledges to the Corporation that:

                (1) this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), and, subject to
Section 10, such securities have not been and will not be registered under the Securities Act or any state securities law, and such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

                (2) Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

                (3) Holder has either a pre-existing personal or business relationship with the Corporation or one of its officers, directors or controlling persons;

                (4) Holder is acquiring this Warrant and the shares of Common Stock issuable upon exercise of this Warrant for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and/or the shares of Common Stock issuable upon exercise of this Warrant, and Holder has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

                (5) Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated under the Securities Act and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and



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

                (6) the Corporation may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock issued upon exercise of this Warrant.

        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

        Section 8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which will, in the case of a mutilated warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as this Warrant as so lost, stolen, mutilated or destroyed. Any such new warrant will constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed warrant will be at any time enforceable by anyone.

        Section 9. Presentment. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Corporation may deem and treat Holder as the absolute owner of this Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation will not be affected by any notice to the contrary.

        Section 10. Registration Rights.

                (1) The Corporation shall use its best efforts to file with the Securities Exchange Commission (the "SEC") on or before June 2, 1999 a Registration Statement on Form S-3 covering the continuous sale pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), in the manner specified therein (provided that such manner shall not include an underwritten public offering), of the shares of Common Stock underlying this Warrant (collectively, the "Registration Shares"). The Corporation shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable after its filing with the SEC, and to remain effective until the earlier of (i) such time as all of the Registration Shares are sold pursuant to the Shelf Registration Statement or (ii) the conclusion of the Warrant Term (the "Effective Period"); provided, however, that, in the event that the Corporation determines in good faith that, because it has under consideration a significant (as defined under Regulation S-X of the SEC rules) acquisition or disposition or other material transaction that has not been publicly disclosed or that it is in the process of preparing for filing with the SEC a Current Report on Form 8-K or other form, the Shelf Registration Statement may contain a material misstatement or omission, the Corporation may cause the Shelf Registration Statement to not be used for an aggregate period not to exceed forty-five (45) days during the Effective Period.




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

                (2) The Corporation shall use its best efforts to cause the Registration Shares to be approved for quotation on the Nasdaq National Market System, or other national securities exchange on which the Common Stock is principally traded, on or before the Shelf Registration Statement is declared effective by the SEC. The Corporation also will use its best efforts to register or qualify the Registration Shares under such other securities or blue sky laws of the United States and keep such registration or qualification in effect for the Effective Period and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to have the right to sell or otherwise dispose of the Registration Shares in such jurisdictions.

                (3) In connection with the registration of the Registration Shares pursuant to this Warrant, Holder shall furnish the Corporation with such information concerning Holder as the Corporation may reasonably request for use in the preparation of the Shelf Registration Statement or any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto ("Prospectus"), and shall cooperate fully in the preparation and filing of the Shelf Registration Statement. Holder hereby agrees to indemnify the Corporation, the Corporation's officers, employees, directors and agents, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act, against any losses, claims, damages and liabilities to which the Corporation or any such officer, employee, director or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in, or any material fact omitted from (or allegedly omitted from) the Shelf Registration Statement or any Prospectus covering the Registration Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by Holder expressly for use in the Shelf Registration Statement or any Prospectus covering the Registration Shares.

                (4) The Corporation will, prior to filing the Shelf Registration Statement, furnish to Holder a copy of the draft of such document that is proposed to be filed. The Corporation will promptly notify Holder of any stop order issued or threatened by the SEC with respect to the Shelf Registration Statement and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. The Corporation will notify Holder during the effectiveness of the Shelf Registration Statement of the occurrence of an event that would require the preparation of a supplement or amendment to the Prospectus in order for the Prospectus to not (i) contain an untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation will provide Holder with a copy of any such supplement or amendment. Holder shall advise the Corporation of any proposed change in the manner of distribution.

                (5) The Corporation hereby indemnifies and holds harmless Holder, each of Holder's officers, employees, members, managers and agents and each person deemed to be an "underwriter" under the Securities Act, if any, and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, if any, against any losses, claims, damages or liabilities to which Holder or any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or




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

actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in the Shelf Registration Statement or any Prospectus covering the Registration Shares or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue (or alleged untrue) statement or omission (or alleged omission) shall have been based upon information furnished to the Corporation by Holder or such other persons, and the Corporation will reimburse Holder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, action or proceedings. Notwithstanding the foregoing, in the event that the Corporation is required to indemnify Holder pursuant to this subsection, the Corporation shall be entitled to assume the defense of such investigation or defense, with counsel approved by Holder, which approval shall not be unreasonably withheld, upon the delivery to Holder of written notice of its election to do so. After delivery of such notice, the Corporation shall not be liable to Holder under this subsection for any fees of counsel subsequently incurred by Holder with respect to the same investigation or defense.

                (6) In circumstances in which any indemnity provided by the preceding subsections of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), then each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect (i) the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) and (ii) any other relevant equitable considerations. The relevant fault of the parties shall be determined by reference to, among other things, whether the statement or omission or alleged statement or omission relates to information supplied by the Corporation or by Holder, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                (7) The registration rights set forth in this section with respect to the Registration Shares are not assignable without the express written consent of the Corporation.

        Section 11. Notice. Notice or demand pursuant to this Warrant will be sufficiently given or made, if sent by facsimile and/or first-class mail, postage prepaid, addressed to:

       Holder:                   Redington, Inc.
                                 49 Richmondville
                                 Westport, Connecticut 06880

                                 Attention: Mr. Thomas Redington
                                 Telecopy: (203) 222-1819



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

       Corporation:              AVANIR Pharmaceuticals
                                 393 Towne Centre Drive, Suite 200
                                 San Diego, California 92121
                                 Attention: Secretary
                                 Telecopy: (619) 455-8059



Holder or the Corporation may alter its address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice.

        Section 12. Governing Law. The validity, interpretation and performance of this Warrant will be governed by the laws of the State of California without regard to principles of conflicts of laws.

        Section 13. Assignment. This Warrant shall not be transferable or assignable during the entire Service Term (as defined in the Services Agreement).

        Section 14. Severability. Should any part but not the whole of this Warrant for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion will remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

        Section 15. Counterparts. This Warrant may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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

        IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

                                        AVANIR PHARMACEUTICALS,
                                        a California corporation



Dated as of:                            By:
                                           -------------------------------------
                                           Gerald J. Yakatan
                                           Chief Executive Officer


        The undersigned Holder agrees and accepts this Warrant, acknowledges that it has read and confirms each of the representations contained in Section 7 and shall perform its obligations under Section 10 of this Warrant.

                                        REDINGTON, INC.
                                        A Connecticut corporation



Dated as of:                            By:
                                           -------------------------------------
                                           Thomas Redington
                                           President






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

                             AVANIR PHARMACEUTICALS
                              CLASS A COMMON STOCK
                                  PURCHASE FORM

[To be executed by Holder if it desires to exercise the Warrant in whole or in part.]

To: AVANIR PHARMACEUTICALS

        The undersigned, whose Social Security or other identifying number is _____, hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, _____ shares of Class A Common Stock, no par value per share, provided for therein and tenders payment herewith to the order of AVANIR PHARMACEUTICALS in the amount of $________.

The undersigned requests that certificates for such shares be issued and delivered as follows:

               Redington, Inc.
               49 Richmondville
               Westport, CT 06880

and, if said number of shares of Class A Common Stock will not be all of the shares purchasable hereunder, that a new warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the above address.

Dated:                                Redington, Inc., a Connecticut corporation


                                      ------------------------------------------
                                      By:  Thomas Redington
                                      Its: President
                                      (Signature must conform in all respects
                                      to the name of the Warrant Holder as
                                      specified on the face of the Warrant,
                                      without alteration, enlargement or any
                                      change whatsoever)




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